Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prudential Short-Term Corporate Bond Fund, Inc.:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

New York, New York

February 28, 2014